UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

DEUTSCHE ALT-A SECURITIES, INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of July 1, 2005, providing for the issuance of

Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2005-AR1, Mortgage Pass-Through Certificates)

Deutsche Alt-A Securities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-100676	35-2184183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Wall Street New York, NY		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 250-7010.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On July 29, 2005 (the “Closing Date”), a series of certificates, entitled Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2005-AR1, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of July 1, 2005 (the “Agreement”), attached hereto as Exhibit 4.1, among Deutsche Alt-A Securities, Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and securities administrator (the “Master Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of fourteen classes of certificates (collectively, the “Certificates”), designated as the “Class I-A-1 Certificates”, “Class I-A-2 Certificates”, “Class I-A-IO Certificates”, “Class II-A-1 Certificates”, “Class II-A-2 Certificates”, “Class II-A-3 Certificates”, “Class II-A-IO Certificates”, “Class R Certificates”, “Class M Certificates”, “Class B-1 Certificates”, “Class B-2 Certificates”, “Class B-3 Certificates”, “Class B-4 Certificates” and “Class B-5 Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, first lien, adjustable-rate mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $427,377,882 as of July 1, 2005 (the “Cut-off Date”). Certain Mortgage Loans having an aggregate principal balance of approximately $382,129,241 as of the Cut-off Date were purchased pursuant to the Mortgage Loan Purchase Agreement, dated July 29, 2005, between DB Structured Products, Inc. as seller (the “Seller”) and the Depositor (the “Mortgage Loan Purchase Agreement”). From the Closing Date up to and including August 29, 2005, the Depositor will purchase additional Mortgage Loans from the Seller pursuant to the terms and conditions of subsequent mortgage loan purchase agreements to be entered into between the Depositor and the Seller. The Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-IO Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-IO Certificates, Class R Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates, were sold by Depositor pursuant to the Underwriting Agreement, dated August 1, 2003, between the Depositor and Deutsche Bank Securities Inc., and the Terms Agreement, dated July 27, 2005 between the Depositor and Deutsche Bank Securities Inc. (collectively, the “Underwriting Agreement”).

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class Designation	Original Principal Balance or Notional Amount(1)	Initial Pass-Through Rate (3)
I-A-1	$237,041,000	One-Month LIBOR + 0.31%
I-A-2	$59,260,000	One-Month LIBOR + 0.37%
I-A-IO	$296,301,000(2)	1.2911%
II-A-1	$64,742,000	5.0200%
II-A-2	$12,558,000	5.0900%
II-A-3	$22,655,000	5.0450%
II-A-IO	$97,955,000(2)	0.6889%
R	$100	4.6679%
M	$15,599,000	4.9302%
B-1	$6,410,000	4.9302%
B-2	$3,632,000	4.9302%

(1)	These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)	Notional Amount.

(3)

The pass-through rate for the Class I-A-1 Certificates and Class I-A-2 Certificates are subject to a maximum rate as described in the prospectus supplement and will have the benefit of a cap agreement.

The Certificates, other than the Class B-3, Class B-4 and Class B-5 Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated July 27, 2005 (the “Prospectus Supplement”), and the Prospectus, dated January 28, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class B-3, Class B-4 and Class B-5 Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable

(c)	Exhibits
Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of July 1, 2005, by and among Deutsche Alt-A Securities, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee relating to the Series 2005-AR1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2005

DEUTSCHE ALT-A SECURITIES, INC.

By:	/s/ Susan Valenti
Name:	Susan Valenti
Title:	Director

By:	/s/ Adam Yarnold
Name:	Adam Yarnold
Title:	Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of July 1, 2005, by and among Deutsche Alt-A Securities, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee relating to the Series 2005-AR1 Certificates.	8